Exhibit 10.7

Berto Acquisition Corp. II

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

January 13, 2026

Berto Acquisition Sponsor II LLC

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

RE:	Securities Subscription Agreement

Ladies and Gentlemen:

Berto Acquisition Corp. II, a Cayman Islands exempted company limited by shares (the “Company,” “we” or “us”) is pleased to accept the offer made by Berto Acquisition Sponsor II LLC, a Cayman Islands limited liability company (the “Subscriber” or “you”) to subscribe for and purchase 2,525,000 ordinary shares of the Company, of US$0.0001 par value per share (the “Shares”), up to 346,207 of which are subject to surrender and cancellation by you to the extent that the underwriters of the initial public offering (“IPO”) of the Company’s units, each expected to be comprised of one ordinary share and one-fourth of one redeemable warrant to purchase one ordinary share (“Units”), do not fully exercise their option to purchase additional Units to cover over-allotments (the “Over-allotment Option”). The terms of the sale by the Company of the Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding the Shares are as follows:

1. Subscription and Purchase of Shares. For the sum of US$8,782.61 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby agrees to issue the Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases the Shares from the Company, subject to the forfeiture provisions of Section 3 below, on the terms and subject to the conditions set forth in this letter agreement (this “Agreement”), with an effective date of 31 December 2025. All references in this Agreement to shares of the Company being surrendered and canceled shall take effect as surrenders and cancellations for no consideration of such shares as a matter of Cayman Islands law. Concurrently with the Subscriber’s execution of this Agreement, the Company shall update its register of members accordingly.

2. Representations, Warranties and Agreements.

2.1. Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. Formation and Authority. The Subscriber is a limited liability company, duly organized, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.2. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.3. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.4. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.1.5. Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber understands that it must bear the economic risk of this investment until the Shares are sold pursuant to: (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Shares for an indefinite period of time and to afford a complete loss of the Subscriber’s investment in the Shares.

2.1.6. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the financial condition, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation. The Subscriber understands that no person has been authorized to make any representations other than as set forth in this Agreement and the Subscriber has not relied on any other written or oral representations relating to the financial condition, business and prospects of the Company in making its investment decision.

2.1.7. Investment Representations. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on the private placement exemption in Section 4(a)(2) of the Securities Act and/or said Regulation D and similar exemptions under state law.

2.1.8. Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.9. Restrictions on Transfer; Shell Company. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Subscriber understands that the certificates or book-entries representing the Shares will contain a legend or notation in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an available exemption, the Subscriber agrees not to resell the Shares. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.2. Company’s Representations, Warranties and Agreements. To induce the Subscriber to subscribe for and purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1. Formation and Authority. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. This Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the memorandum and articles of association of the Company (the “Articles”), (ii) any agreement, indenture or instrument to which the Company is a party, (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Articles, and registration in the Company’s register of members, the Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the Company’s register of members, the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder, under the Articles and other agreements to which the Shares may become subject, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3. Surrender and Cancellation of Shares.

3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and/or any transferees of Shares) shall surrender for cancellation any and all rights to such number of Shares (up to an aggregate of 346,207 Shares (as such amount may be adjusted for share sub-divisions, share consolidations, share capitalizations, share dividends, reorganizations, recapitalizations and the like) and pro rata based upon the percentage of the Over-allotment Option exercised and according to the priority among initial shareholders of Shares as specified in the Insider Letter (as defined below)), such that immediately following such surrender, the Subscriber and all other initial shareholders of the Company prior to the IPO, if any) will own an aggregate number of Shares equal to 20% of the issued and outstanding Shares of the Company immediately following the IPO (not including any shares issuable upon the exercise of any warrants or any shares subscribed for and purchased by such persons in the IPO or in the aftermarket).

3.2. Termination of Rights as Shareholder. If any of the Shares are surrendered and cancelled in accordance with this Section 3, then after such time the Subscriber (or its successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to cancel such forfeited Shares.

4. Waiver of Redemption Rights. In connection with the Shares subscribed for and purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of the Company’s failure to timely complete an initial business combination, an extension of the time period to complete an initial business combination or upon the consummation of an initial business combination. For purposes of clarity, in the event the Subscriber purchases ordinary shares included in the Units issued in the IPO (“Public Shares”), either in the IPO or in the aftermarket, any Public Shares so purchased shall be eligible to be redeemed for a portion of the amounts held in the Trust Account in the event of the Company’s failure to timely complete an initial business combination. However, in no event will the Subscriber have the right to redeem any Shares or Public Shares in exchange for funds held in the Trust Account in connection with an extension of the time period to complete an initial business combination or upon the consummation of an initial business combination.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be dated as of the closing of the IPO by and between the Subscriber and the Company (which will also contain other agreements with respect to the Shares), the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2. Lock-up. The Subscriber acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter.

5.3. Restrictive Legends. Any certificates or book entry positions representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE ISSUER OF SUCH SECURITIES, IS AVAILABLE.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT WITH THE ISSUER OF SUCH SECURITIES (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN VIOLATION OF SUCH RESTRICTIONS.”

5.4. Additional Shares or Substituted Securities. In the event of the declaration of a share capitalization, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share sub-division, a share consolidation, a recapitalization or a similar transaction affecting the Company’s issued and outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 shall immediately be subject to Section 3, Section 4 and this Section 5. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to Section 3, Section 4 and this Section 5.

5.5. Registration Rights. The Subscriber acknowledges that the Shares are being subscribed for and purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement (the “Registration Rights Agreement”) to be entered into with the Company prior to the closing of the IPO.

5.6. Voting and Tender of Shares. The Subscriber acknowledges that the Shares will be subject to certain voting requirements contained in the Insider Letter.

6. Other Agreements.

6.1. Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered (i) personally or by certified mail (return receipt requested) or overnight courier service or (ii) by electronic mail, if to the Company, at the address of its principal offices and any electronic mail address as may be designated in writing by the Company and, if to Subscriber, at its address in the books and records of the Company and any electronic mail address as may be designated in writing by Subscriber, or to such other addresses as may be designated in writing by the Company or Subscriber. All such notices, statements or other documents shall be deemed received on the date of receipt by the recipient thereof if received prior to 8:00 p.m. on a business day in the place of receipt. Otherwise, any such notices, statements or other documents shall be deemed to have been received on the next succeeding business day in the place of receipt.

6.3. Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement on Form S-1 associated with the Company’s IPO, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16. Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

BERTO ACQUISITION CORP. II

By:	/s/ Harry You
	Name:	Harry You
	Title:	Chief Executive Officer

Accepted and agreed as of the date first written above.

BERTO ACQUISITION SPONSOR II LLC

By:	/s/ Harry You
	Name:	Harry You
	Title:	Managing Member

[Signature Page to Securities Subscription Agreement]